Exhibit 10.39

October 14, 2004

Michael J. Hoffman

Dear Mike:

It is with great pleasure that I am able to offer you the position of President &
Chief Operating Officer of The Toro Company.

On October 14, 2004, The Toro Board of Directors elected you into this position with the expectation that sometime during F’05 you will replace me as Chief Executive Officer.

The following confirms the terms and conditions of this offer:

Title:	President & Chief Operating Officer (COO)

Effective Date: October 18, 2004

Board Status:	In your role as COO you will not be a member of
The Toro Board of Directors, but you will work
closely with me on all Board matters and will
attend all Board meetings. It is expected that
you will become a Board Member at the time you
are elected Chief Executive Officer.

Salary Grade:	Your new salary grade level will be S.G. 26.

Base Compensation:	Your Base Compensation effective November 1, 2004 will be approved at the December 2, 2004, Board Meeting.

Annual Incentive Plan: Your F’05 Annual Incentive Payout Target will be approved at the December 2, 2004, Board Meeting.

Long Term Incentive:	Your F’05 Long-term payout target will be
presented at the December Board meeting and
will be valued to reflect your new
responsibilities. As in the past your
long-term incentive will be a combination of
stock options and performance shares and the
shares will be granted on December 2, 2004.

Perquisite:	Will remain at the current level.

On behalf of The Toro Board of Directors and myself, I want to congratulate you on this achievement and let you know that we have total confidence in your ability to lead this company through the next phase of its success. If you accept this position I look forward to working with you as Toro’s COO and President, to ensure a successful transition during F’05.

Again, congratulations, and I look forward to your acceptance of this offer.

Sincerely,

/s/Ken Melrose

Kendrick B. Melrose
Chairman and CEO
The Toro Company

I consent to being named President and Chief Operating Officer of The Toro Company.

10/15/04 Date:	/s/ Michael J. Hoffman Signature: